AJE/R2386/17/AS                       27 July 1998

                              0171-282-7219

Reuters Group PLC
85 Fleet Street
London  EC4P 4AJ

Dear Sirs

REUTERS GROUP PLC  (THE "COMPANY")

1. We have acted as English counsel to the Company and Reuters Holdings Limited (formerly PLC) ("RH").

2. Terms defined in the Listing Particulars (as defined in paragraph 5(a) below), unless otherwise defined herein, bear the same meaning in this opinion.

3. This opinion is given in connection with the Form S-8 Registration Statement under the Securities Act of 1933 (the "REGISTRATION STATEMENT") and relating to the registration of ordinary shares of 25p each of the Company (the "ORDINARY SHARES"). The Ordinary Shares either:

    (i)  were issued by the Company pursuant to the Scheme and are transferable;
         or

    (ii) are issuable by the Company

    as a consequence of the vesting or exercise of rights or options under the Reuters Group PLC PLAN 2000 Employee Share Option Plan (the "PLAN").

4. For the purposes of the opinion set out in sub-paragraphs 7(a) and 7(d), we have examined and relied on copies of such corporate records and other documents and reviewed such matters of law as we have deemed necessary or appropriate for the purpose of this opinion.

5. For the purposes of the opinion set out in sub-paragraphs 7(b) and (7(c), we have examined inter alia the following:

    (a) the document dated 18 December 1997 (the "LISTING PARTICULARS") relating to a scheme of arrangement of RH pursuant to section 425 of the Companies Act 1985 (the "ACT") (the "SCHEME") and comprising listing particulars relating to



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         the Company  as required by the listing rules made under section 142 of the Financial Services Act 1986;

    (b) a copy of the memorandum and articles of association of the Company as at 18 December 1997;

    (c)  a  copy  of  the  Articles  of  Association  of  the  Company   adopted
         conditionally on 16 December 1997 pursuant to the Special Resolution (as defined in paragraph 5(j) below);

    (d) copies of the minutes of meetings of the Board of Directors of the Company held on 23 October 1997, 2 December 1997, 11 December 1997 and 12 December 1997 and the written resolution of the sole Director of the Company dated 14 November 1997;

    (e)  the  consents of Instinet  Corporation,  Telfer  Investments  Australia
         (Pty) Limited, The Reuters Holdings PLC Qualifying Employee Share Ownership Trust and the Founders Share Company Limited to the Scheme referred to in the Listing Particulars;

    (f) a copy of the power of attorney dated 3 December 1997 given by Simon Yencken, as shareholder of the Company, in favour of, inter alia, Rosemary Martin;

    (g) a copy of a written resolution of all the shareholders of the Company dated 16 December 1997 (the "WRITTEN RESOLUTION");

    (h) a copy of the notice of an extraordinary general meeting together with consents to short notice (signed by all the shareholders) of the Company dated 16 December 1997 relating to an extraordinary general meeting called for 16 December 1997 at which the Special Resolution was to be proposed (the "EXTRAORDINARY GENERAL MEETING");

    (i) a copy of the written consents of the holders of the ordinary shares of 25p each in the capital of the Company and of the holders of the redeemable preference shares of (pound)1 each in the Company each dated 16 December 1997 consenting to any variation of their rights, resulting from the passing of the special resolution referred to in paragraph 5(j) below;

    (j) a special resolution of the Company increasing the share capital of the Company, adopting new articles of association and giving the requisite authority pursuant to the Act passed on 16 December 1997 subject to the approval of the resolution by the shareholders of RH at the extraordinary general meeting of RH held in January 1998 (the "SPECIAL RESOLUTION");

    (k) a copy of the minutes of the Extraordinary General Meeting of the Company at which the Special Resolution was passed;


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    (l)  a copy of the Affidavit of Sir  Christopher  Hogg dated 20 January 1998 regarding the meeting of RH held on 19 January 1998;

    (m) a copy of the Special Resolutions passed at the extraordinary general meeting of RH held on 19 January 1998;

    (n) a copy of the order of the High Court of Justice dated 16 February 1998 sanctioning the Scheme and the related reduction of capital of RH;

    (o) the certificate of registration of order and minute on reduction of capital dated 18 February 1998 confirming the reduction of capital of RH;

    (p) the results of a company search carried out against the Company and RH at Companies House, London on 24 July 1998 and the result of an oral enquiry at the Central Registry of Winding-up Petitions, London on 24 July 1998 (the "SEARCHES"); and

    (q) a copy of the rules of the Plan adopted by shareholders resolution passed on 21 April 1998.

    Except as mentioned above, we have not examined any other corporate records, certificates, statements or other documents and have not made any other enquiries or investigations concerning the Company in connection with the giving of the opinion set out in sub-paragraphs 7(b) and 7(c).

6. The opinions set out in this letter relate only to the laws of England and Wales as in force at the date hereof and are based upon the following assumptions:

    (a) the genuineness of all signatures, the conformity to the originals of all documents supplied to us as copies and the completeness and authenticity of the originals of such documents;

    (b) as regards the legality, validity and binding effect in England of obligations, documents, matters or things referred to thereunder, the same are not invalid or unenforceable under or by virtue of any applicable laws outside England;

    (c) at the time the Ordinary Shares are issued or are transferred, the Company is validly existing under the laws of England and Wales and that no receiver, administrative receiver, administrator or liquidator has been appointed over the whole or any part of its undertaking or assets and that it is not the subject of any winding-up order or petition for winding-up;

    (d) no amendments are made to the memorandum or articles of association of the Company (which are assumed for the purpose of this opinion to be those appearing on the microfiche records of the Company at Companies House, London on 24 July 1998) which relate to the transfer or issue of shares.


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    (e)  the New Shares (as defined in the Listing  Particulars) were not issued in the United Kingdom and elsewhere otherwise than in accordance with the provisions of the Listing Particulars;

    (f) the due authorisation, execution and delivery, in accordance with all applicable laws, of the power of attorney referred to in paragraph 5(f) above by Simon Yencken and that that power of attorney had not been revoked or superseded and remained in full force and effect in the period commencing on the execution of such power of attorney and ending on the date of issue of the New Shares (as defined in the Listing Particulars) pursuant to the Scheme;

    (g)  proper notice of the Extraordinary General Meeting had been given;

    (h) that the consents to short notice referred to in paragraph 5(h) above had been given by the requisite majority of members entitled to attend and vote at the Extraordinary General Meeting (which appears from our examination of the documents to be the case);

    (i) that the requisite quorum was present at the Extraordinary General Meeting either by attendance in person or by proxy (which appears from the minutes of the Extraordinary General Meeting to be the case);

    (j) that no procedural irregularity exists in relation to the Extraordinary General Meeting;

    (k) that the written consents referred to in paragraph 5(i) above were validly given and not revoked;

    (l) that the Written Resolution has been duly and validly executed by or on behalf of all of the existing shareholders of the Company (which appears from our examination of the Written Resolution to be the case);

    (m) that the Special Resolution and the Written Resolution had not been revoked or superseded and remained in full force and effect until the New Shares were allotted;

    (n) the copy of the memorandum and articles of association referred to in paragraph 5(b) was true and complete until the adoption of the articles of association referred to in paragraph 5(c) and that no amendments had been made to such memorandum and articles of association which were not incorporated in such copy prior to such time;

    (o) the copy of the articles of association referred to in paragraph 5(c) was true and complete up to the date of the issue of the New Shares and that no amendments had been made to such articles of association which were not incorporated in such copy prior to such time;


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



    (p) the copies of the Written Resolution, the Special Resolution and the written consents referred to in paragraph 5(i) above are true and complete;

    (q) the resolutions of the board of directors of the Company referred to in paragraph 5(d) above were duly passed at properly convened meetings of duly appointed directors of the Company or, as the case may be, were duly and validly executed by or on behalf of all the directors of the Company (which appears from our examination of the relevant minutes and written resolution to be the case) and have not been amended or rescinded and are in full force and effect;

    (r) the consents referred to in paragraph 5(e) were validly given and have not been revoked and were in full force and effect at the time the New Shares were allotted;

    (s) the approval to the Special Resolution (referred to in paragraph 5(j) above) sought as part of a special resolution of RH was validly obtained at the extraordinary general meeting of RH held on 19 January 1998 (which appears from the minutes of such extraordinary general meeting to be the case);

    (t) the Scheme was validly approved by the requisite majority of shareholders at the Court Meeting and the extraordinary general meeting of RH held on 19 January 1998 (which appears from the minutes of each such meeting to be the case);

    (u)  the accuracy of the Searches; and

    (v) the approval of the adoption of the Plan by a resolution of the shareholders was validly obtained at the general meeting of the Company held on 21 April 1998.

    We do not express any opinion herein as to, nor have we investigated for the purposes of this opinion, the laws of any jurisdiction other than the laws of England as they exist at the date hereof (including those of the European Community (save to the extent incorporated into English law)).

    This opinion is given on the basis that it will be governed by and construed in accordance with English law and that any matters arising from this opinion will be subject to the exclusive jurisdiction of the English courts.

7. Based upon, and subject to, the foregoing and subject to the qualifications set out below and to any matter not disclosed to us, it is our opinion that, so far as the laws of England, as applied by the English courts at the date of this opinion, are concerned:

    (w) the Company is a public limited company incorporated under the Companies Acts 1985 to 1989;


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

    (x) the Special Resolution of the Company passed on 16 December 1997 was validly passed as a special resolution of the Company and provides all necessary Companies Act 1985 authorisations to the allotment of up to 1,884,432,504 ordinary shares of 25p each in the Company (including shares to be allotted and issued pursuant to the Scheme);

    (y) to the extent that the Ordinary Shares are shares allotted and issued by the Company pursuant to the Scheme, such Ordinary Shares were validly and legally allotted and issued fully paid and no further contributions in respect thereof will be required to be made to the Company by the holders thereof by reason of their being shareholders; and

    (z) to the extent that the Ordinary Shares are issuable by the Company, subject to such Ordinary Shares being authorised share capital and being allotted by the board of directors of the Company (or a duly authorised committee of the board) duly authorised so to do, such Ordinary Shares, when fully paid for and issued as a consequence of the exercise of rights or options in accordance with the terms of the Plan, will be validly issued and fully paid and not liable to capital calls from the Company.

8.  The opinions expressed above are subject to the following qualifications:

    (a) where it can be shown that the directors of a company were not acting bona fide or considering the best interests of that company when entering into transactions, such transactions could be set aside. It is a question of fact relating to the nature of the business and operations of the Company as to whether the directors of the Company are acting bona fide and considering the best interests of the company and we do not express any opinion as to whether the English courts would determine that the Company has in fact derived a benefit from the matters which are subject of this opinion;

    (b) the matters which are the subject of this opinion are subject to and may be affected by any applicable bankruptcy, liquidation, insolvency, reorganisation or other laws and general equitable principles relating to or affecting the enforcement of creditors' rights generally;

    (c) where any obligations of any person are to be performed in any jurisdiction outside England, such obligations may not be enforceable under English law to the extent that such performance thereof would be illegal or contrary to public policy under the laws of any such jurisdiction;

    (d)  as regards  jurisdiction,  an  English  court may stay  proceedings  if
         concurrent   proceedings   are   brought  or  are  pending  in  another
         jurisdiction or if action in another forum would be more convenient;

    (e) the power of an English court to order specific performance of an obligation or to order any other equitable remedy is discretionary and, accordingly, an


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         English  court  might  make  an  award  of   damages   where   specific
         performance of an obligation or any other equitable remedy was sought; and

    (f) the register of members is evidence, subject to any rectification, that the registered proprietors are the legal, as distinct from beneficial, owner of the Ordinary Shares concerned. We express absolutely no opinion as to beneficial ownership

This opinion is given at the date set out above and we express no opinion as to the effect that any future event or any act of the Company may have on the matters referred to herein.

This opinion is given to you solely for your benefit for the purposes of the filing of the Registration Statement with the United States Securities and Exchange Commission and, except with our written consent or as set out below, may not be relied upon by, or communicated to, any other person or used for any other purpose nor is it to be quoted or made public in any way.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within section 7 of the US Securities Act of 1933 (as amended), or the rules and regulations of the Securities and Exchange Commission thereunder.



Yours faithfully

/s/ Clifford Chance

CLIFFORD CHANCE